July 1, 2005

Riviera Holdings Corporation
2901 Las Vegas Boulevard South
Las Vegas, Nevada  89109

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Riviera Holdings Corporation, a Nevada corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of up to 1,000,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), issuable upon the exercise of options granted under the Company's 2005 Incentive Stock Option Plan (the "Incentive Plan") and the registration of up to 150,000 shares of Common Stock (together with the 1,000,000 shares of Common Stock being registered under the Incentive Plan, the "Shares") under the Company's 2005 Non-Qualified Stock Option Plan for Non-Employee Directors (together with the Incentive Plan, the "Plans," and each individually, a "Plan").

         This letter is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

         For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) a Secretary's Certificate, dated as of July 1, 2005 (the "Secretary's Certificate"), executed by the Secretary and General Counsel of the Company; (ii) a Certificate of Existence with Status in Good Standing, dated June 24, 2005, issued by the Secretary of State of the State of Nevada
(the "Secretary of State") with respect to the Company; (iii) the articles of incorporation of the Company as certified by the Secretary of State as of June 24, 2005 and by the Secretary and General Counsel of the Company as of July 1, 2005; (iv) the bylaws of the Company and resolutions of the board of directors and shareholders of the Company, all of which have been certified by the Secretary and General Counsel of the Company as of July 1, 2005; (v) the Registration Statement and the Plans, as furnished to us by the Company; and
(vi) such other records and documents of the Company as we
considered appropriate.
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         We have assumed (A) the authenticity of any and all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records provided to us by the Company and all public records reviewed by us; (E) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even though they may have been signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (F) the conformity to the originals of all documents submitted to us as copies; and (G) no changes in applicable law between the date of this letter and the date of the events that are the subject of this letter.

         Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and if, as and when (i) the Registration Statement has become effective under the Act and (ii) the Shares are issued in accordance with the Registration Statement, as effective under the Act, and the applicable Plan upon the due exercise of options and full payment for the shares in accordance with such Plan, the Shares will be legally issued, fully paid and non-assessable.

         We are licensed to practice law in the State of Nevada and the opinion set forth herein is expressly limited to the laws of the State of Nevada. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the State of Nevada as currently in effect.

         This letter is being delivered to the Company in connection with the Company's filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

         We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated under the Act.

         Our opinion herein is rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Plans.

                                                     Very truly yours,

                                                     /s/GORDON & SILVER, LTD.

                                                     GORDON & SILVER, LTD.